EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-76878, No. 33-76884, No. 33-76882 and No.
333-25595) of BankUnited Financial Corporation of our report dated December 7, 1998 appearing on page 52 of this Form 10-K.



PRICEWATERHOUSECOOPERS LLP
Miami, Florida
December 28, 1998